SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)   February 19, 1997
                                                      -----------------

                         PS Partners IV, Ltd.
         --------------------------------------------------------
          (Exact name of registrant as specified in its charter)

      California                   0-14475          95-3931619
      ----------                   -------          ----------
    (State or other juris-       (Commission       (IRS Employer
    diction of incorporation)    File Number)    Identification No.)

    701 Western Avenue, Suite 200, California          91201-2397
    -----------------------------------------          ----------
     (Address of principal executive office)           (Zip Code)

   Registrant's telephone number, including area code    (818) 244-8080
                                                         --------------

                                N/A
                               -----
     (Former name or former address, if changed since last report)


   Item 1.   Changes in Control of Registrant.
             --------------------------------

         On December 24, 1996, Public Storage, Inc. ("PSI"), a California corporation, a general partner of PS Partners IV, Ltd., a California limited partnership (the "Partnership"), commenced an Offer to Purchase up to 25,000 of the 128,000 outstanding Units in the Partnership (the "Units") at a purchase price of $300 per Unit. The Offer to Purchase expired on February 19, 1997. At the expiration of the Offer to Purchase, 14,787 Units, representing 11.6% of the outstanding Units, had been validly tendered and were accepted for purchase by a wholly-owned subsidiary of PSI.

         As a result of the Offer to Purchase, as of February 19, 1997, PSI beneficially owns 69,448 Units, representing 54.3% of the outstanding Units. PSI expended approximately $4,566,000 to consummate the Offer to Purchase, including related fees and expenses. These funds were obtained from PSI's working capital.

         PSI, which currently beneficially owns 54.3% of the outstanding Units, is in a position to control all voting decisions with respect to the Partnership, such as the timing of the liquidation of the Partnership, a sale of all of the Partnership's properties, or a merger or other extraordinary transaction. This voting power could
   (i) prevent other Unitholders from taking action they desired but that PSI opposed and (ii) enable PSI to take action desired by PSI but opposed by other Unitholders.

                                SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Dated:  February 24, 1997             PS Partners IV, Ltd.

                                         By: Public Storage, Inc.
                                             General Partner


                                             By: /S/ DAVID GOLDBERG
                                                 ----------------------
                                                 David Goldberg
                                                 Senior Vice President